August 7, 2018
Fellow Stockholders,
Telenav continued toward its goal of building the largest network of connected cars in the world. During our fourth quarter ended June 30, 2018 (“Q4 Fiscal 2018”), we continued to launch more car models with our key global automobile manufacturer partners, resulting in an additional 1.2 million cars capable of Telenav connected services. Telenav now has 9.4 million cumulative connected units deployed to date.
The company’s growth engine continues to be the automotive business unit, and we have seen steady growth in direct contribution from billings, as reflected in the accompanying chart where in fiscal 2018 we drove four consecutive quarters of year-over-year growth. We expect fiscal 2019 to be a year of accelerating growth, with the goal of achieving positive adjusted EBITDA on billings for the full year.

Select Financial Data (unaudited)	Fiscal 2017				Fiscal 2018
(in thousands, except gross margin, direct contribution margin and growth)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Total Company
Revenue	$42,227	$52,001	$35,065	$40,291	$36,658	$39,080	$13,823	$16,619
Billings*	$47,269	$59,687	$60,152	$66,508	$65,789	$70,145	$58,703	$59,249
Y/Y % growth	(1)%	23%	13%	32%	39%	18%	(2)%	(11)%
Direct contribution from billings*	$20,936	$27,113	$25,049	$26,167	$24,894	$27,067	$26,142	$26,488
Direct contribution margin from billings*	44%	45%	42%	39%	38%	39%	45%	45%
Adjusted EBITDA on billings*	$(4,663)	$1,274	$(2,271)	$(404)	$(4,386)	$(1,801)	$(4,133)	$(2,521)
Automotive
Revenue	$30,267	$38,744	$25,476	$29,297	$25,304	$26,838	$5,808	$7,609
Billings*	$35,380	$46,438	$50,599	$55,731	$54,492	$58,097	$50,663	$50,360
Y/Y % growth	(1)%	32%	21%	40%	54%	25%	—%	(10)%
Direct contribution from billings*	$13,978	$19,153	$19,051	$20,026	$18,559	$20,914	$21,706	$22,207
Direct contribution margin from billings*	40%	41%	38%	36%	34%	36%	43%	44%
Cumulative units deployed to date**	9,819	10,953	12,182	13,323	14,476	15,830	17,278	18,547
Y/Y % growth	78%	73%	67%	62%	47%	45%	42%	39%
Cumulative connected units deployed to date**	3,579	4,171	4,795	5,379	6,025	6,959	8,181	9,371
Y/Y % growth	113%	105%	98%	91%	68%	67%	71%	74%
Advertising
Revenue	$6,545	$8,208	$5,284	$6,804	$7,615	$8,742	$4,811	$6,061
Billings*	$6,545	$8,208	$5,284	$6,804	$7,615	$8,742	$4,811	$6,061
Y/Y % growth	35%	23%	2%	35%	16%	7%	(9)%	(11)%
Gross profit	$3,019	$4,289	$3,060	$3,749	$4,203	$4,340	$2,637	$2,708
Gross margin	46%	52%	58%	55%	55%	50%	55%	45%

Select Financial Data (unaudited)	Fiscal 2017				Fiscal 2018
(in thousands, except gross margin, direct contribution margin and growth)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Mobile Navigation
Revenue	$5,415	$5,049	$4,305	$4,190	$3,739	$3,500	$3,204	$2,949
Billings	$5,344	$5,041	$4,269	$3,973	$3,682	$3,306	$3,229	$2,828
Y/Y % growth	(29)%	(22)%	(32)%	(29)%	(31)%	(34)%	(24)%	(29)%
Gross profit	$4,010	$3,679	$2,974	$2,608	$2,189	$2,007	$1,774	$1,694
Gross margin	74%	73%	69%	62%	59%	57%	55%	57%
* See "Use of non-GAAP Measures" for definitions and discussion.
** Deployment date is defined as the date upon which title has transferred.
Our goal is to build the largest network of connected cars to continuously improve the user experience, improve customer loyalty to our automobile manufacturer partners thereby enhancing their brand, and achieve revenue growth for Telenav.
Our strategy is to truly align ourselves with our automobile manufacturers and provide best of breed technology and content to serve their end users.  This will allow us to deeply integrate with car sensor data and utilize multiple screens to provide safe and user-friendly experiences, such as seamless transitions between autonomous and manual driving.
Automotive Results
1.3 million Telenav equipped cars were deployed into the market during Q4 Fiscal 2018 of which 1.2 million units were capable of connected services.
Telenav provides the embedded navigation solution for Ford SYNC®3 globally, including the recent availability of connected features. On June 20, 2018, Ford Motor Company announced that it had earned its best-ever scores in the 2018 J.D. Power Initial Quality Study for North America market, which includes improvements in navigation technology.  As we announced previously, Ford has selected Telenav to provide its next generation navigation solution in North America, but we were not awarded the contract for Europe. There is a competitive bidding environment for the remainder of the geographies and these geographies have not officially been awarded as of today.
Automotive revenue for Q4 Fiscal 2018 was $7.6 million, compared with $29.3 million in Q4 Fiscal 2017. For Fiscal 2018 as a whole, automotive revenue was $65.6 million, compared with $123.8 million in Fiscal 2017. As previously announced, the declines in both Q4 Fiscal 2018 and Fiscal 2018 as a whole were due primarily to a change in revenue recognition due to the commencement of Ford's map update program, whereby revenue from certain on-board navigation products offered with map updates is deferred and recognized over the contractual period during which we provide map updates, as well as the deferral of all prospective Ford royalties beginning January 1, 2018 pending completion of custom development milestone deliveries.
Total automotive billings in Q4 Fiscal 2018 were $50.4 million, compared with $55.7 million in Q4 Fiscal 2017, a decrease due primarily to lower per unit pricing resulting from lower third-party content costs. For Fiscal 2018 as a whole, automotive billings were $213.6 million, compared with $188.1 million in Fiscal 2017. In Q4 Fiscal 2018, Ford represented 34% and 64% of our total revenue and billings, respectively, and in Fiscal 2018 as a whole, Ford represented 55% and 66% of our total revenue and billings, respectively.

Automotive direct contribution from billings in Q4 Fiscal 2018 increased 11% year-over-year to $22.2 million. Q4 Fiscal 2018’s automotive direct contribution margin from billings was 44%, up 8 points from 36% in Q4 Fiscal 2017. The improvement in direct contribution margin from billings was primarily due to the lower third-party content costs on a per unit basis as discussed above. Automotive direct contribution from billings in Fiscal 2018 increased 17% year-over-year to $83.4 million. Fiscal 2018’s automotive direct contribution margin from billings was 39%, up from 38% in Fiscal 2017.
Our automotive manufacturer partners continue to expand their offerings of Telenav’s leading navigation solutions to more car models. GM launched Telenav’s hybrid navigation solution on additional model year 2019 truck and SUV/CUV models, including Chevy Silverado, GMC Sierra and Chevrolet Equinox. Toyota has expanded Telenav technology to its model year 2019 Corolla Hatchback, Avalon and CHR, in addition to the already announced Camry, Sienna, Lexus NX and RC models. While we expect expansion of our Scout GPS Link solution across more Toyota and Lexus models in Fiscal 2019, we recognize that the offering of alternative brought-in solutions such as Apple’s CarPlay, which Toyota recently announced it is offering across certain Toyota models, and the expanded offering of Google’s Android Auto solution across more automotive manufacturers, could impact the duration that Scout GPS Link is offered by Toyota and Lexus.
Advertising Results
Advertising revenue, which includes the delivery of display, location-based advertising impressions, was $6.1 million in Q4 Fiscal 2018, a decrease of $0.7 million from Q4 Fiscal 2017. For Fiscal 2018, advertising revenue was $27.2 million, compared with $26.8 million in Fiscal 2017. Gross Profit decreased to $2.7 million in Q4 Fiscal 2018, a decline of $1.0 million from Q4 Fiscal 2017, due primarily to lower revenue and higher relative inventory costs as measured on a CPM basis. Advertising gross profit for Fiscal 2018 was $13.9 million, compared with $14.1 million in Fiscal 2017. We continue to believe that our location-based advertising business is a strategic component of our connected car roadmap, especially as it relates to the potential new revenue streams from in-car ads.
Mobile Navigation Results
Q4 Fiscal 2018 mobile navigation revenue was $2.9 million, compared with $4.2 million in Q4 Fiscal 2017. For Fiscal 2018, mobile navigation revenue was $13.4 million, compared with $19.0 million in Fiscal 2017. Gross profit was $1.7 million in Q4 Fiscal 2018, compared with $2.6 million from Q4 Fiscal 2017. Mobile navigation gross profit for Fiscal 2018 was $7.7 million, compared with $13.3 million in Fiscal 2017.
Direct Contribution from Billings and Direct Contribution Margin from Billings
Our direct contribution from billings was $26.5 million in Q4 Fiscal 2018, compared with $26.2 million in Q4 Fiscal 2017. Fiscal 2018 direct contribution from billings was $104.6 million, compared with $99.3 million in Fiscal 2017. Direct contribution margin from billings for Q4 Fiscal 2018 was 45%, compared with 39% in Q4 Fiscal 2017. Fiscal 2018 direct contribution margin from billings was 41% as compared with 42% in Fiscal 2017. The year over year improvement in direct contribution margin from billings in Q4 Fiscal 2018 was primarily driven by lower third-party content costs on a per unit basis as discussed above.
Operating Expenses
Operating expenses in Q4 Fiscal 2018 were $32.4 million, compared with $30.3 million in Q4 Fiscal 2017. The increase in operating expenses was primarily driven by an increase in research and development headcount, offset by the capitalization of approximately $0.8 million of internal development costs incurred in developing our Geolink ads self-serve platform. Operating expenses for Fiscal 2018 were $132.9 million, compared with $124.6 million for Fiscal 2017.

Adjusted EBITDA on Billings
Adjusted EBITDA on billings in Q4 Fiscal 2018 was a loss of $(2.5) million as compared to a loss of $(0.4) million in Q4 Fiscal 2017. Adjusted EBITDA on Billings for Fiscal 2018 was a loss of $(12.8) million, compared with a loss of $(6.1) million in Fiscal 2017.
Free Cash Flow
Free cash flow in Q4 Fiscal 2018 was a negative $3.2 million, compared with a positive $1.1 million in Q4 Fiscal 2017 and the change was primarily attributable to a larger loss experienced in Q4 Fiscal 2018. Free cash flow for Fiscal 2018 was a negative $11.6 million, compared with a negative $10.7 million in Fiscal 2017.
Business Outlook
Effective July 1, 2018, we will adopt the new revenue recognition standard, ASC 606. We expect that adoption of ASC 606 will enable us to once again recognize substantial revenue and gross profit from our automobile manufacturer partners as our products and services are delivered.
We have prepared a brief slide deck on our IR website that further explains the change in accounting as a result of the adoption of ASC 606 and the resulting impact on the recording of revenue and deferred revenue. We anticipate that upon the adoption of ASC 606, significant amounts currently set forth in deferred revenue and deferred costs as of June 30, 2018 will be restated as revenue and cost of revenue in our prior period statements of operations and as accumulated deficit on our July 1, 2018 balance sheet.
The Company is finalizing its application of ASC 606, Revenue from Contracts with Customers, effective July 1, 2018, as respects the accounting treatment of revenue and deferred revenue and the associated cost of revenue and deferred content costs. In addition, the Company has not concluded on its application of ASC 340-40, Other Assets and Deferred Costs, Contracts with Customers, effective July 1, 2018, as respects the accounting treatment regarding the potential capitalization of research and development costs and recognition therein as cost of revenue, as discussed below. Accordingly, for the quarter ending September 30, 2018, forward looking guidance on certain financial metrics is limited to a non-GAAP presentation.
Subject to the factors set forth above, including anticipated volumes, take rates and timing of model expansion under Telenav’s various automotive OEM programs, including the potential impact, if any, from Ford’s recent announcement of its intention to modify its North American passenger car portfolio, we anticipate that adjusted EBITDA on billings (adjusted cash flow from operations) will be positive for Fiscal 2019.
With the context of this information as a backdrop, our guidance for Q1 Fiscal 2019 is as follows:

Guidance	Q1 Fiscal 2019
(as of August 7, 2018)	(dollars and shares in millions)
Revenue*	$52 to $56
Billings**	$60 to $62
Change in deferred revenue	$8 to $10
Change in deferred costs	$5 to $8
Non-GAAP gross profit**	$22 to $24
Non-GAAP gross margin**	45%
Direct contribution from billings **	$26 to $27
Direct contribution margin from billings **	44%
Non-GAAP Operating expenses***	$34 to $35
Non-GAAP net loss**	$(9.5) to $(11.5)
Adjusted EBITDA**	$(5.5) to $(7.5)
Adjusted EBITDA on billings**	$(2.5) to $(4.5)
Automotive revenue as % of total revenue	80% to 85%
Advertising revenue as % of total revenue	12%
Weighted average diluted shares outstanding	45.5
* Reflects the adoption of ASC 606 on July 1, 2018
** See "Use of non-GAAP Measures" for definitions and discussion
*** Operating expenses include $3 million to $5 million of research and development expenses that Telenav may be required to capitalize as deferred development costs under ASC 340-40
Q4 Fiscal Year 2018 Financial Results Q&A Conference Call, August 7, 2018 at 5:30 p.m. ET.
Management will host an investor conference call and live webcast at 2:30 p.m. PT (5:30 p.m. ET) on the same day. To access the conference call, dial 800-347-6311 (toll-free, domestic only) or 323-794-2094 (domestic and international toll) and enter pass code 5861321. The webcast will be accessible on Telenav's investor relations website at http://investor.telenav.com.
Use of Non-GAAP Financial Measures
Telenav prepares its financial statements in accordance with generally accepted accounting principles for the United States, or GAAP. The non-GAAP financial measures such as billings, direct contribution from billings, direct contribution margin from billings, change in deferred revenue, change in deferred costs, adjusted EBITDA, adjusted EBITDA on billings and free cash flow included in this investor letter are different from those otherwise presented under GAAP. Telenav has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between periods that are not influenced by certain items and therefore, are helpful in understanding Telenav’s underlying operating results. These non-GAAP measures are some of the primary measures Telenav’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies.
To reconcile the historical GAAP results to non-GAAP financial metrics, please refer to the reconciliations in the financial statements included in this investor letter.
Billings measure GAAP revenue recognized plus the change in deferred revenue from the beginning to the end of the period. Direct contribution from billings reflects GAAP gross profit plus change in deferred revenue less change in deferred costs. Direct contribution margin from billings reflects direct contribution from billings divided by billings. Telenav has also provided a breakdown of the calculation of the change in deferred revenue by segment, which is added to revenue in calculating its non-GAAP metric of billings. In connection with its presentation of the change in deferred revenue, Telenav has provided a similar presentation of the change in the related deferred costs. Such deferred costs primarily include costs associated with third party content and certain development costs associated with our customized software solutions whereby customized engineering fees are earned. As deferred revenue and deferred costs become larger components of its operating results, Telenav believes these metrics are useful in evaluating cash flows.
Telenav considers billings, direct contribution from billings and direct contribution margin from billings to be useful metrics for management and investors because billings drive revenue and deferred revenue, which is an important indicator of its business. Telenav believes direct contribution from billings and direct contribution margin from billings are useful metrics because they reflect the impact of the contribution over time for such billings, exclusive of the incremental costs incurred to deliver any related service obligations. There are a number of limitations related to the use of billings, direct contribution from billings and direct contribution margin from billings versus revenue, gross profit, and gross margin calculated in accordance with GAAP. First, billings, direct contribution from billings and direct contribution margin from billings include amounts that have not yet been recognized as revenue or cost and may require additional services or costs to be provided over contracted service periods. For example, billings related to certain connected solutions cannot be fully recognized as revenue in a given period due to requirements for ongoing map updates and provisioning of services such as hosting, monitoring, customer support and, for certain customers, additional period content and associated technology costs. Accordingly, direct contribution from billings and direct contribution margin from billings do not include all costs associated with billings. Second, Telenav may calculate billings, direct contribution from billings, and direct contribution margin from billings in a manner that is different from peer companies that report similar financial measures, making comparisons between companies more difficult. When Telenav uses these measures, it attempts to compensate for these limitations by providing specific information regarding billings, direct contribution from billings and direct contribution margin from billings and how they relate to revenue, gross profit and gross margin calculated in accordance with GAAP.
Adjusted EBITDA measures GAAP net loss excluding the impact of stock-based compensation expense, depreciation and amortization, other income (expense), provision (benefit) for income taxes, and other applicable items such as legal settlements and contingencies, deferred rent reversal and tenant improvement allowance recognition due to sublease termination, net of tax and goodwill impairment. Stock-based compensation expense relates to equity incentive awards granted to its employees, directors, and consultants. Legal settlements and contingencies represent settlements and offers made to settle litigation in which Telenav is a defendant and royalty disputes. Deferred rent reversal and tenant improvement allowance recognition represent the reversal of Telenav’s deferred rent liability and recognition of Telenav’s deferred tenant improvement allowance, as amortization of these amounts is no longer required due to the termination of our Santa Clara facility sublease and subsequent entry into a new lease agreement with our landlord for this same facility effective September 2017. Goodwill impairment represents the impairment charge related to Telenav’s Mobile Navigation segment.
Adjusted EBITDA and adjusted EBITDA on billings are key measures used by Telenav’s management and board of directors to understand and evaluate Telenav’s core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, Telenav believes that the exclusion of the expenses eliminated in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of Telenav’s core business.
Adjusted EBITDA on billings measures adjusted EBITDA plus the effect of changes in deferred revenue and deferred costs. Telenav believes adjusted EBITDA on billings is a useful measure, especially in light of the impact it continues to expect on reported GAAP revenue for certain value-added offerings the company provides its customers, including Ford map updates and the impact of future deliverables. Adjusted EBITDA and adjusted EBITDA on billings, while generally measures of profitability, can also represent losses. In addition, adjusted EBITDA on billings is a key financial measure used by the compensation committee of Telenav’s board of directors in connection with the development of incentive-based compensation for Telenav’s executive officers. Accordingly, Telenav believes that adjusted EBITDA on billings generally provides useful information to investors and others in understanding and evaluating Telenav’s operating results in the same manner as its management and board of directors. Effective September 30, 2018, the Company anticipates that the metric “adjusted EBITDA on billings” will be relabeled as “Adjusted Cash Flow from Operations.”
Free cash flow is a non-GAAP financial measure Telenav defines as net cash provided by (used in) operating activities, less purchases of property and equipment. Telenav considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash (used in) generated by its business after purchases of property and equipment.
In this letter, Telenav has provided guidance for the first quarter of fiscal 2019 on a non-GAAP basis for billings, change in deferred revenue, gross profit, gross margin, change in deferred costs, direct contribution from billings, direct contribution margin from billings, operating expenses, net loss, adjusted EBITDA and adjusted EBITDA on billings. Telenav does not provide reconciliations of these forward-looking non-GAAP financial measures to the corresponding GAAP measures due to the high variability and difficulty in making accurate forecasts and projections with respect to deferred revenue, deferred costs, stock-based compensation and tax provision (benefit), which are components of these non-GAAP financial measures. In particular, stock-based compensation is impacted by future hiring and retention needs, as well as the future fair market value of Telenav’s common stock, all of which is difficult to predict and subject to constant change. The actual amounts of these items will have a significant impact on Telenav’s GAAP net loss per diluted share and GAAP tax provision. Accordingly, reconciliations of Telenav’s forward-looking non-GAAP financial measures to the corresponding GAAP measures are not available without unreasonable effort.
Forward Looking Statements
This letter contains forward-looking statements that are based on Telenav management’s beliefs and assumptions and on information currently available to its management.  Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others: Telenav’s ability to develop and implement products for Ford, GM and Toyota and to support Ford, GM and Toyota and their customers; the impact of Ford’s recent announcement regarding the elimination of various sedans in North America over the near term; Telenav’s success in extending its contracts for current and new generation of products with its existing OEMs and automotive manufacturers, particularly Ford; Telenav’s ability to achieve additional design wins and the delivery dates of automobiles including Telenav’s products; adoption by vehicle purchasers of Scout GPS Link; Telenav’s dependence on a limited number of automotive manufacturers and OEMs for a substantial portion of its revenue; reductions in demand for automobiles; potential impacts of OEMs including competitive capabilities in their vehicles such as Apple CarPlay and Android Auto; Telenav’s ability to grow and scale its advertising business; Telenav’s ability to develop new advertising products and technology while also achieving cash flow break even and ultimately profitability in the advertising business; Telenav incurring losses and operating expenses in excess of expectations; failure to reach agreement with customers for awards and contracts on products and services in which Telenav has expended resources developing; competition from other market participants who may provide comparable services to subscribers without charge; the timing of new product releases and vehicle production by Telenav’s automotive customers, including inventory procurement and fulfillment; possible warranty claims, and the impact on consumer perception of its brand; Telenav’s ability to develop and support products including OpenStreetMap (“OSM”), as well as transition existing navigation products to OSM and any economic benefit anticipated from the use of OSM versus proprietary map products; the potential that Telenav may not be able to realize its deferred tax assets and may have to take a reserve against them; Telenav’s reliance on its automotive manufacturers for volume and royalty reporting; the impact on revenue recognition and other financial reporting due to the amendment of contracts or changes in accounting standards, such as the implementation of ASC 606 and

ASC 340-40; and macroeconomic and political conditions in the U.S. and abroad, in particular China. Telenav discusses these risks in greater detail in “Risk factors” and elsewhere in its Form 10-Q for the quarter ended March 31, 2018 and other filings with the U.S. Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date made. You should review our SEC filings carefully and with the understanding that actual future results may be materially different from what Telenav expects.
About Telenav, Inc.
Telenav is a leading provider of connected car and location-based services, focused on transforming life on the go for people - before, during, and after every drive. Leveraging our location platform, global brands such as Ford, GM, Toyota and AT&T deliver custom connected car and mobile experiences. Fortune 500 advertisers and local advertisers can now reach millions of users with Telenav’s highly-targeted advertising platform. To learn more about how Telenav’s location platform powers personalized navigation, mapping, big data intelligence, social driving, and location-based advertising, visit www.telenav.com.
Copyright 2018 Telenav, Inc. All Rights Reserved.
“Telenav,” “Scout,” “Thinknear” and the Telenav, Scout and Thinknear logos are registered trademarks of Telenav, Inc.  Unless otherwise noted, all other trademarks, service marks, and logos used in this press release are the trademarks, service marks or logos of their respective owners.
TNAV-F
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Contacts
Investor Relations:
Bishop IR
Mike Bishop
415-894-9633
IR@telenav.com

Media:
Raphel Finelli
408-667-5970
raphelf@telenav.com

Telenav, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)

	June 30, 2018	June 30, 2017*
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$17,117	$20,757
Short-term investments	67,829	77,598
Accounts receivable, net of allowances of $17 and $75, at June 30, 2018 and 2017, respectively	46,188	57,834
Restricted cash	2,982	3,401
Income taxes receivable	—	34
Deferred costs	31,888	11,703
Prepaid expenses and other current assets	3,867	3,988
Total current assets	169,871	175,315
Property and equipment, net	6,987	4,658
Deferred income taxes, non-current	867	900
Goodwill and intangible assets, net	31,046	34,844
Deferred costs, non-current	109,269	42,389
Other assets	2,372	1,454
Total assets	$320,412	$259,560
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$13,008	$6,151
Accrued expenses	38,803	51,528
Deferred revenue	52,871	20,345
Income taxes payable	221	197
Total current liabilities	104,903	78,221
Deferred rent, non-current	1,112	996
Deferred revenue, non-current	182,236	67,056
Other long-term liabilities	1,115	1,139
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value: 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 600,000 shares authorized; 44,871 and 43,946 shares issued and outstanding at June 30, 2018 and 2017, respectively	45	44
Additional paid-in capital	167,895	159,666
Accumulated other comprehensive loss	(1,852)	(1,934)
Retained earnings (accumulated deficit)	(135,042)	(45,628)
Total stockholders' equity	31,046	112,148
Total liabilities and stockholders’ equity	$320,412	$259,560

*Derived from audited consolidated financial statements as of and for the year ended June 30, 2017.

Telenav, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2018	2017	2018	2017*
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Product	$5,858	$28,132	$59,143	$119,785
Services	10,761	12,159	47,037	49,799
Total revenue	16,619	40,291	106,180	169,584
Cost of revenue:
Product	4,685	16,727	37,517	70,260
Services	6,167	5,738	24,713	22,075
Total cost of revenue	10,852	22,465	62,230	92,335
Gross profit	5,767	17,826	43,950	77,249
Operating expenses:
Research and development	22,291	19,677	87,488	73,102
Sales and marketing	4,894	5,470	20,748	21,995
General and administrative	5,219	5,193	21,562	23,041
Goodwill impairment	—	—	2,666	—
Legal settlement and contingencies	—	—	425	6,424
Total operating expenses	32,404	30,340	132,889	124,562
Loss from operations	(26,637)	(12,514)	(88,939)	(47,313)
Other income (expense), net	433	(260)	833	892
Loss before provision for income taxes	(26,204)	(12,774)	(88,106)	(46,421)
Provision for income taxes	401	36	1,012	841
Net loss	$(26,605)	$(12,810)	$(89,118)	$(47,262)

Net loss per share
Basic and diluted	$(0.59)	$(0.29)	$(2.00)	$(1.09)
Weighted average shares used in computing net loss per share
Basic and diluted	44,806	43,806	44,498	43,343

*Derived from audited consolidated financial statements as of and for the year ended June 30, 2017.

Telenav, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Fiscal Year Ended June 30,
	2018	2017*
	(unaudited)
Operating activities
Net loss	$(89,118)	$(47,262)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,609	2,647
Deferred rent reversal due to lease termination	(538)	—
Tenant improvement allowance recognition due to lease termination	(582)	—
Accretion of net premium on short-term investments	192	403
Stock-based compensation expense	9,876	10,162
Goodwill impairment	2,666	—
Bad debt expense	(24)	189
Loss (gain) on disposal of property and equipment	15	(14)
Changes in operating assets and liabilities:
Accounts receivable	11,708	(15,807)
Deferred income taxes	52	(239)
Restricted cash	419	1,709
Income taxes receivable	34	654
Deferred costs	(87,065)	(42,016)
Prepaid expenses and other current assets	42	459
Other assets	(1,300)	483
Trade accounts payable	6,836	1,195
Accrued expenses and other liabilities	(12,725)	13,778
Income taxes payable	23	109
Deferred rent	1,178	66
Deferred revenue	147,706	64,032
Net cash used in operating activities	(6,996)	(9,452)

Investing activities
Purchases of property and equipment	(4,648)	(1,225)
Purchases of short-term investments	(49,287)	(64,957)
Proceeds from sales and maturities of short-term investments	58,404	74,878
Proceeds from sales of long-term investments	—	246
Net cash provided by investing activities	4,469	8,942

Financing activities
Proceeds from exercise of stock options	681	2,738
Tax withholdings related to net share settlements of restricted stock units	(2,327)	(3,008)
Net cash used in financing activities	(1,646)	(270)

Effect of exchange rate changes on cash and cash equivalents	533	188
Net decrease in cash and cash equivalents	(3,640)	(592)
Cash and cash equivalents, at beginning of period	20,757	21,349
Cash and cash equivalents, at end of period	$17,117	$20,757

Supplemental disclosure of cash flow information
Income taxes paid, net	$1,053	$1,872

*Derived from audited consolidated financial statements as of and for the year ended June 30, 2017

Telenav, Inc.
Condensed Consolidated Segment Summary
(in thousands, except percentages)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2018	2017	2018	2017*
	(unaudited)	(unaudited)	(unaudited)
Automotive
Revenue	$7,609	$29,297	$65,559	$123,784
Cost of revenue	6,244	17,828	43,161	73,923
Gross profit	$1,365	$11,469	$22,398	$49,861
Gross margin	18%	39%	34%	40%
Advertising
Revenue	$6,061	$6,804	$27,229	$26,841
Cost of revenue	3,353	3,055	13,341	12,724
Gross profit	$2,708	$3,749	$13,888	$14,117
Gross margin	45%	55%	51%	53%
Mobile Navigation
Revenue	$2,949	$4,190	$13,392	$18,959
Cost of revenue	1,255	1,582	5,728	5,688
Gross profit	$1,694	$2,608	$7,664	$13,271
Gross margin	57%	62%	57%	70%
Total
Revenue	$16,619	$40,291	$106,180	$169,584
Cost of revenue	10,852	22,465	62,230	92,335
Gross profit	$5,767	$17,826	$43,950	$77,249
Gross margin	35%	44%	41%	46%

*Derived from audited consolidated financial statements as of and for the year ended June 30, 2017

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)
Reconciliation of Revenue to Billings

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2018	2017	2018	2017
Automotive
Revenue	$7,609	$29,297	$65,559	$123,784
Adjustments:
Change in deferred revenue	42,751	26,434	148,053	64,364
Billings	$50,360	$55,731	$213,612	$188,148
Advertising
Revenue	6,061	6,804	27,229	26,841
Adjustments:
Change in deferred revenue	—	—	—	—
Billings	$6,061	$6,804	$27,229	$26,841
Mobile Navigation
Revenue	$2,949	$4,190	$13,392	$18,959
Adjustments:
Change in deferred revenue	(121)	(217)	(347)	(332)
Billings	$2,828	$3,973	$13,045	$18,627
Total
Revenue	$16,619	$40,291	$106,180	$169,584
Adjustments:
Change in deferred revenue	42,630	26,217	147,706	64,032
Billings	$59,249	$66,508	$253,886	$233,616

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Deferred Revenue to change in Deferred Revenue
Reconciliation of Deferred Costs to change in Deferred Costs

	Automotive		Advertising		Mobile Navigation		Total
	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
	2018	2017	2018	2017	2018	2017	2018	2017
Deferred revenue, June 30	$234,570	$86,517	$—	$—	$537	$884	$235,107	$87,401
Deferred revenue, March 31	191,819	60,083	—	—	658	1,101	192,477	61,184
Change in deferred revenue	$42,751	$26,434	$—	$—	$(121)	$(217)	$42,630	$26,217

Deferred costs, June 30	$141,157	$54,092	$—	$—	$—	$—	$141,157	$54,092
Deferred costs, March 31	119,248	36,216	—	—	—	—	119,248	36,216
Change in deferred costs	$21,909	$17,876	$—	$—	$—	$—	$21,909	$17,876

	Automotive		Advertising		Mobile Navigation		Total
	Fiscal Year Ended June 30,		Fiscal Year Ended June 30,		Fiscal Year Ended June 30,		Fiscal Year Ended June 30,
	2018	2017	2018	2017	2018	2017	2018	2017
Deferred revenue, ending	$234,570	$86,517	$—	$—	$537	$884	$235,107	$87,401
Deferred revenue, beginning	86,517	22,153	—	—	884	1,216	87,401	23,369
Change in deferred revenue	$148,053	$64,364	$—	$—	$(347)	$(332)	$147,706	$64,032

Deferred costs, ending	$141,157	$54,092	$—	$—	$—	$—	$141,157	$54,092
Deferred costs, beginning	54,092	12,076	—	—	—	—	54,092	12,076
Change in deferred costs	$87,065	$42,016	$—	$—	$—	$—	$87,065	$42,016

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except percentages)
Reconciliation of Gross Profit to Direct Contribution from Billings

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2018	2017	2018	2017
Automotive
Gross profit	$1,365	$11,469	$22,398	$49,861
Gross margin	18%	39%	34%	40%
Adjustments to gross profit:
Change in deferred revenue	42,751	26,434	148,053	64,364
Change in deferred costs(1)	(21,909)	(17,876)	(87,065)	(42,016)
Net change	20,842	8,558	60,988	22,348
Direct contribution from billings(1)	$22,207	$20,027	$83,386	$72,209
Direct contribution margin from billings(1)	44%	36%	39%	38%

Advertising
Gross profit	$2,708	$3,749	$13,888	$14,117
Gross margin	45%	55%	51%	53%
Adjustments to gross profit:
Change in deferred revenue	—	—	—	—
Change in deferred costs(1)	—	—	—	—
Net change	—	—	—	—
Direct contribution from billings(1)	$2,708	$3,749	$13,888	$14,117
Direct contribution margin from billings(1)	45%	55%	51%	53%

Mobile Navigation
Gross profit	$1,694	$2,608	$7,664	$13,271
Gross margin	57%	62%	57%	70%
Adjustments to gross profit:
Change in deferred revenue	(121)	(217)	(347)	(332)
Change in deferred costs(1)	—	—	—	—
Net change	(121)	(217)	(347)	(332)
Direct contribution from billings(1)	$1,573	$2,391	$7,317	$12,939
Direct contribution margin from billings(1)	56%	60%	56%	69%

Total
Gross profit	$5,767	$17,826	$43,950	$77,249
Gross margin	35%	44%	41%	46%
Adjustments to gross profit:
Change in deferred revenue	42,630	26,217	147,706	64,032
Change in deferred costs(1)	(21,909)	(17,876)	(87,065)	(42,016)
Net change	20,721	8,341	60,641	22,016
Direct contribution from billings(1)	$26,488	$26,167	$104,591	$99,265
Direct contribution margin from billings(1)	45%	39%	41%	42%

(1) Deferred costs primarily include costs associated with third party content and in connection with certain customized software solutions, the costs incurred to develop those solutions. We expect to incur additional costs in the future due to requirements to provide ongoing provisioning of services such as hosting, monitoring and customer support. Accordingly, direct contribution from billings and direct contribution margin from billings do not reflect all costs associated with billings.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Net Loss to Adjusted EBITDA and Adjusted EBITDA on Billings

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2018	2017	2018	2017
Net loss	$(26,605)	$(12,810)	$(89,118)	$(47,262)

Adjustments:
Goodwill impairment	—	—	2,666	—
Legal settlement and contingencies	—	—	425	6,424
Deferred rent reversal due to lease termination	—	—	(538)	—
Deferred rent reversal due to lease termination	—	—	(582)	—
Stock-based compensation expense	2,262	3,008	9,876	10,162
Depreciation and amortization expense	1,133	761	3,609	2,647
Other income (expense), net	(433)	260	(833)	(892)
Provision for income taxes	401	36	1,012	841
Adjusted EBITDA	(23,242)	(8,745)	(73,483)	(28,080)
Change in deferred revenue	42,630	26,217	147,706	64,032
Change in deferred costs(1)	(21,909)	(17,876)	(87,065)	(42,016)
Adjusted EBITDA on billings(1)	$(2,521)	$(404)	$(12,842)	$(6,064)

(1) We expect to incur additional costs in the future due to requirements to provide ongoing map updates and provisioning of services such as hosting, monitoring, customer support and, for certain customers, additional prepaid content and associated technology costs. Accordingly, adjusted EBITDA on billings does not reflect all costs associated with billings.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Net Loss to Free Cash Flow

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2018	2017	2018	2017
Net loss	$(26,605)	$(12,810)	$(89,118)	$(47,262)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Change in deferred revenue(1)	42,630	26,217	147,706	64,032
Change in deferred costs(2)	(21,909)	(17,876)	(87,065)	(42,016)
Changes in other operating assets and liabilities	(658)	2,060	6,267	2,407
Other adjustments(3)	3,427	3,875	15,214	13,387
Net cash provided by (used in) operating activities	(3,115)	1,466	(6,996)	(9,452)
Less: Purchases of property and equipment	(76)	(358)	(4,648)	(1,225)
Free cash flow	$(3,191)	$1,108	$(11,644)	$(10,677)

(1) Consists of product royalties, customized software development fees, service fees and subscription fees.
(2) Consists primarily of third party content costs and customized software development expenses.
(3) Consist primarily of depreciation and amortization, stock-based compensation expense and other non-cash items.